UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 5, 2008

Commission File Number 000-28638

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact Name of Registrant as Specified in its Charter)

UTAH	87-0285238
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21 Toulon, Newport Beach, California
      (Address of principal executive offices)

 92660
(Zip Code)

(949) 721-8272
(Registrant's Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

On August 5, 2008 the board of directors of Pacific Health Care Organization, Inc. (the “Company”) appointed Fred U. Odaka as Chief Financial Officer of the Company to fill the vacancy created by Frank Hough’s resignation.  Mr. Odaka will also serve as the Chief Financial Officer of the Company’s two wholly-owned subsidiaries.  Mr. Odaka will provide services on a part-time as needed basis.  Following is certain biographical information regarding Mr. Odaka:

Mr. Odaka has held senior level management positions in corporate finance for over 30 years and served as CFO for private and public companies.  Most recently, from 1998 to May 2008, Mr. Odaka was CFO of Rx for Africa, Inc. (“RXAF”), f/k/a Diamond Entertainment Corporation (“DMEC”) – OTCBB.  In May 2007, DMEC merged with RXAF and changed its name to Rx for Africa, Inc.  RXAF owns and operates a large pharmaceutical plant in Addis Ababa, Ethiopia. Prior to the merger, DMEC marketed and sold DVD titles to the home video market primarily through mass merchandisers and department stores. For four years, Mr. Odaka was a Financial Consultant and Analyst for Kibel, Green Inc., a leading West Coast business advisory and financial service firm specializing in corporate re-structure and crisis intervention.  Mr. Odaka was also a Co-Founder of Rexon Inc., a manufacturer of computers and computer peripheral equipment and from 1978 to 1984 held the position of Vice President/CFO and was instrumental in taking the company public. Mr. Odaka also served as Controller of the computer division of Perkin-Elmer, a NYSE traded company.  Mr. Odaka received his Bachelor of Science degree in Finance from Fresno State College, Fresno, California.  Mr. Odaka is not a nominee or director of any other SEC reporting company.   Mr. Odaka is 71 years old.

There are no family relationships between Mr. Odaka and any executive officer or director of the Company.

Since the beginning of the Company’s last fiscal year, the Company has not engaged in, nor is it currently considering any proposed transaction in excess of $120,000 in which Mr. Odaka had or will have a direct or indirect material interest.

The Company has not and does not anticipate entering into written employment or compensatory agreements with Mr. Odaka.  Mr. Odaka will be paid $2,500 per month for his services.  No other benefits have been extended to Mr. Odaka at this time.  Mr. Odaka’s employment with the Company is at will and may be terminated at any time by Mr. Odaka or the Company.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: August 11, 2008	By:	/s/ Tom Kubota
Tom Kubota, President